Alan A. Meda, No. 009213
James E. Cross, No. 009063
bkecf@omlaw.com
OSBORN MALEDON, P.A.
2929 North Central Avenue
Suite 2100
Phoenix, Arizona 85012
(602) 640-9000
Fax (602) 640-9050

Attorneys for Vern Schweigert, Trustee


                         UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA



--------------------------------------

In re:                                                  Case No. 01-3105-ECF-RTB

STEVENS FINANCIAL GROUP, INC., a                        Chapter 11
Missouri corporation

        Debtor.

--------------------------------------


                               CORRECTED TRUSTEE'S
                         AMENDED PLAN OF REORGANIZATION

                             DATED OCTOBER 30, 2001

                                TABLE OF CONTENTS

1.0   INTRODUCTION 1

      1.1   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...............1

      1.2   ESTATE CLAIMS AND CREDITOR CLAIMS AGAINST POTENTIAL DEFENDANTS.....2

      1.3   EQUITY AND MANAGEMENT STRUCTURE....................................2

      1.4   TREATMENT OF PARTICIPATING AND NON-PARTICIPATING CREDITORS.........3

2.0   DEFINITIONS .............................................................4

      2.1   GENERAL DEFINITIONS ...............................................4

            2.1.1 Administrative Claim.........................................4

            2.1.2 Assumed Leases and Contracts.................................5

            2.1.3 Avoidance Claims.............................................5

            2.1.4 Bankruptcy Code..............................................5

            2.1.5 Bankruptcy Court.............................................5

            2.1.6 Bankruptcy Rules.............................................5

            2.1.7 Benefit Plan Claim...........................................5

            2.1.8 Claim .......................................................6

            2.1.9 Class .......................................................6

            2.1.10 Colonial Trust..............................................6

            2.1.11 Colonial Trust Claim........................................6

            2.1.12 Confirmation................................................6

            2.1.13 Confirmation Date ..........................................6

            2.1.14 Confirmation Hearing........................................6

            2.1.15 Confirmation Order..........................................6

            2.1.16 Cure Payment................................................7

            2.1.17 Debtor .....................................................7

            2.1.18 Deposit Claim...............................................7

            2.1.19 Deposit Secured Claim.......................................7

            2.1.20 Disbursing Agent............................................7

            2.1.21 Disclosure Statement........................................7

            2.1.22 Effective Date..............................................8

            2.1.23 Estate .....................................................8

            2.1.24 Final Order.................................................8

            2.1.25 First Financial.............................................8

            2.1.26 Freedom Financial Group.....................................8

            2.1.27 FRI Investor................................................8

            2.1.28 FRI Investor Claim..........................................9

            2.1.29 General Claim...............................................9

            2.1.30 Great Southern..............................................9

            2.1.31 Great Southern Building Claim...............................9

            2.1.32 Great Southern Loan Portfolio Claim ........................9

            2.1.33 Harnden & Hamilton. ........................................9

            2.1.34 Inter-Company Claim........................................10

            2.1.35 Interest or Interests......................................10

            2.1.36 Investor Avoidance Claim...................................10

            2.1.37 Investors' Committee.......................................10

            2.1.38 Lessor Secured Claim.......................................10

            2.1.39 Liquidation Amount.........................................10

            2.1.40 Net Investment Amount......................................11

            2.1.41 Non-Participating Creditor.................................11

            2.1.42 Participating Creditor.....................................11

            2.1.43 Petition Date..............................................11

            2.1.44 Plan ......................................................11

            2.1.45 Potential Defendants.......................................11


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


            2.1.46 Potential Defendants Claim.................................12

            2.1.47 Preferred Stock Redemption Value...........................12

            2.1.48 Preferred Stock Trust......................................12

            2.1.49 Priority Claim.............................................12

            2.1.50 Pro Rata or pro rated......................................12

            2.1.51 Reorganization Case........................................12

            2.1.52 Reorganized Debtor.........................................13

            2.1.53 Robarge....................................................13

            2.1.54 Secured Claim..............................................13

            2.1.55 Secured Claim Rate.........................................13

            2.1.56 Sinclair Bank .............................................13

            2.1.57 Sinclair Bank Loan Portfolio Claim.........................13

            2.1.58 Sinclair's ................................................14

            2.1.59 Stevens....................................................14

            2.1.60 Stevens Funding............................................14

            2.1.61 Subordinated FRI Investor Claims...........................14

            2.1.62 Tax Claim .................................................14

            2.1.63 Tax Claim Rate.............................................14

            2.1.64 Trust Supervision Committee................................15

            2.1.65 Trustee....................................................15

            2.1.66 Wage Priority Claim .......................................15

      2.2   TERMS DEFINED IN BANKRUPTCY CODE..................................15

3.0   CLASSIFICATION OF CLAIMS AND INTERESTS..................................15

      3.1   PRIORITY CLAIMS...................................................15

            3.1.1 Class 1A. Administrative Claims.............................15

            3.1.2 Class 1B. Wage Claims.......................................16

            3.1.3 Class IC. Benefit Plan Claims...............................16

            3.1.4 Class 1D. Deposit Claims ...................................16

            3.1.5 Class 1E. Tax Claims........................................16

      3.2   SECURED CLAIMS....................................................16

            3.2.1 Class 2A. Great Southern Building Claim.....................16

            3.2.2 Class 2B. Great Southern Loan Portfolio Claim...............16

            3.2.3 Class 2C. Sinclair Bank Loan Portfolio Claim................16

            3.2.4 Class 2D. Colonial Trust Claim..............................16

            3.2.5 Class 2E. Lessor Secured Claims.............................16

            3.2.6 Class 2F. Deposit Secured Claims ...........................17

      3.3   UNSECURED CLAIMS .................................................17

            3.3.1 Class 3A. FRI Investor Claims...............................17

            3.3.2 Class 3B. Subordinated FRI Investor Claims..................17

            3.3.3 Class 3C. Potential Defendant Claims........................17

            3.3.4 Class 3D. General Claims....................................17

            3.3.5 Class 3E. Inter-Company Claims..............................17

      3.4   INTERESTS ........................................................17

            Class 4A. Equity Interests .......................................17

4.0   TREATMENT OF CLASSES ...................................................18

      4.1   PRIORITY CLAIMS ..................................................18

            4.1.1 Class 1A Administrative Claims..............................18

            4.1.2 Class 1B. Wage Claims.......................................18

            4.1.3 Class 1C. Benefit Plan Claims...............................18

            4.1.4 Class 1D. Deposit Claims....................................18

            4.1.5 Class 1E. Tax Claims........................................18

      4.2   SECURED CLAIMS....................................................19

            4.2.1 Class 2A. Great Southern Building Claim.....................19

            4.2.2 Class 2B. Great Southern Loan Portfolio Claim...............19


                                       ii


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


            4.2.3 Class 2C. Sinclair Bank Loan Portfolio Claim................19

            4.2.4 Class 2D. Colonial Trust Claim..............................20

            4.2.5 Class 2E. Lessor Secured Claims.............................20

            4.2.6 Class 2F. Deposit Secured Claims............................21

      4.3   UNSECURED CLAIMS WITHOUT PRIORITY ................................21

            4.3.1 Class 3A. FRI Investor Claims...............................21

            4.3.2 Class 3B. Subordinated FRI Investor Claims..................21

            4.3.3 Class 3C. Potential Defendant Claims........................21

            4.3.4 Class 3D. General Claims....................................21

            4.3.5 Class 3E. Inter-Company Claims..............................21

      4.4   INTERESTS ........................................................22

            4.4.1 Class 4A. Equity Interests..................................22

5.0   PARTICIPATING CREDITOR ELECTION.........................................22

      5.1   MANNER OF MAKING ELECTION.........................................22

      5.2   TREATMENT OF PARTICIPATING CREDITORS .............................23

            5.2.1 Common Stock................................................23

            5.2.2 Distributions from Preferred Stock..........................23

            5.2.3 Participating Creditors Release.............................24

            5.2.4 Interest in Stevens Funding.................................24

            5.2.5 Claims Against Potential Defendants.........................24

            5.2.6 Estate Claims Release.......................................25

            5.2.7 Net Investment Amount.......................................25

      5.3   TREATMENT OF NON-PARTICIPATING CREDITORS..........................26

            5.3.1 Liquidation Amount..........................................26

            5.3.2 Non-Participating Creditors' Share of Liquidation Amount....20

6.0   STOCK RIGHTS IN REORGANIZED DEBTOR......................................27

      6.1   STOCK OF REORGANIZE DEBTOR........................................27

      6.2   INITIAL BOARD OF DIRECTORS........................................27

      6.3   ELECTION OF SUCCESSOR BOARD MEMBERS ..............................27

      6.4   VOTING RIGHTS ON OTHER MATTERS....................................27

      6.5   EMPLOYEE STOCK ISSUANCE ..........................................28

      6.6   MANAGEMENT OF PREFERRED STOCK TRUST...............................28

      6.7   PREFERRED STOCK ECONOMIC RIGHTS...................................29

            6.7.1 Redemption..................................................29

            6.7.2 Liquidation Preference......................................29

            6.7.3 Conversion..................................................29

            6.7.4 Determination of Funds Available............................29

7.0   OWNERSHIP OF ESTATE CLAIMS..............................................30

8.0   THE DISBURSING AGENT ...................................................30

      8.1   APPOINTMENT ......................................................30

      8.2   COMPENSATION OF THE DISBURSING AGENT .............................30

      8.3   REORGANIZED DEBTOR AS DISBURSING AGENT ...........................31

9.0   CONDITIONS PRECEDENT TO EFFECTIVE DATE .................................31

      9.1   EXECUTION OF DOCUMENTS............................................31

      9.2   CORPORATE ACTION..................................................31

10.0  CONDITIONS PRECEDENT TO DISTRIBUTIONS ..................................31

      10.1  DOCUMENTS OF EXCHANGE AND SURRENDER ..............................31

      10.2  UNCLAIMED FUNDS ..................................................31

11.0  ALLOWANCE AND ESTIMATION OF CLAIMS......................................32

      11.1  CATEGORIZATION OF CLAIMS..........................................32

            11.1.1 Allowed Claims.............................................32

            11.1.2 Estimated Claims ..........................................33

            11.1.3 Disallowed Claims.........................................

            11.1.4 Reserved-For Claims........................................33

                                       iii

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

      11.2  AGGREGATION OF MULTIPLE CLAIMS....................................33

      11.3  OBJECTIONS AND BAR DATE FOR FILING OBJECTIONS.....................34

      11.4  SETTLEMENT OF CLAIMS .............................................34

      11.5  DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS.......................34

      11.6  PENALTIES AND FINES ..............................................34

12.0  LEASES AND EXECUTORY CONTRACTS..........................................35

13.0  RETENTION OF JURISDICTION...............................................35

14.0  MODIFICATION OF THE PLAN................................................38

15.0  EFFECT OF CONFIRMATION .................................................38

      15.1  DISCHARGE OF CLAIMS ..............................................38

      15.2  VESTING OF ASSETS.................................................39

16.0  MISCELLANEOUS ..........................................................39

      16.1  NOTICES ..........................................................39

      16.2  HEADINGS .........................................................39

      16.3  TIME OF THE ESSENCE ..............................................39

      16.4  CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES....................40


                                       iv

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

                         UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA



--------------------------------------

In re:                                                  Case No. 01-3105-ECF-RTB

STEVENS FINANCIAL GROUP, INC., a                        Chapter 11
Missouri corporation

        Debtor.

--------------------------------------


                               CORRECTED TRUSTEE'S
                         AMENDED PLAN OF REORGANIZATION

                             DATED OCTOBER 30, 2001


      Vern Schweigert, Trustee of the Estate of STEVENS FINANCIAL GROUP, INC., the Debtor in the above-captioned and numbered Chapter 11 case, proposes the following Amended Plan of Reorganization.

                               1.0 INTRODUCTION.

      The Trustee proposes this Plan to creditors and interest holders to provide for the continuation of Debtor's consumer lending business under new management and under a new equity structure. This Section 1.0 provides only a summary of the Plan and is not intended to modify or affect the interpretation of the remaining sections of the Plan. Accordingly, each interested party is encouraged to read the Plan in its entirety.

1.1   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

      Section 3.0 of the Plan provides for the separate classification of all claims against, and interests in, the Debtor, based upon the legal priority of the claim, and the secured status of such claim. Section 4.0 describes the treatment afforded each such class. Priority Claims (claims entitled to priority treatment under ss.ss. 507, 503(b), and 1129(a)(9) of the Bankruptcy Code) will be paid in full on the Effective Date of the Plan. Secured Claims


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

(claims secured by liens on property of the Debtor as determined under ss. 506 of the Bankruptcy Code) will be paid in full with any allowable interest, from the proceeds of the sale of the collateral. Unsecured, non-priority claims (except those of Debtor's affiliates) will be classified either as FRI Investor Claims or General Claims. The holders of these Claims, at their individual election, will receive either a prorated share of stock issued in the reorganized business or a prorated share of the "Liquidation Amount," to be determined by the Bankruptcy Court based upon the liquidation value of the Debtor. All existing equity interests in Debtor will be cancelled and the holders of such interests will receive nothing on account of their interests.

1.2   ESTATE CLAIMS AND CREDITOR CLAIMS AGAINST POTENTIAL DEFENDANTS.

      Section 5.0 of the Plan describes the expected funding of the Plan and the re-capitalizing of Debtor's operations through the proceeds of claims against, or settlements with, the current and former principals of Debtor and others who provided professional services to Debtor and the FRI Investors. Because both the Bankruptcy Estate and FRI Investors may have overlapping claims against these Potential Defendants, the Plan provides for "Participating Creditors" (those electing to receive stock under the Plan) to assign their claims to Freedom Financial Group, a wholly owned subsidiary of the Reorganized Debtor, for joint prosecution and settlement. To the extent that the Trustee is able to settle some or all of these claims prior to the Effective Date, the settlement proceeds would be available to fund Priority Claims and make other Effective Date payments to creditors. All additional settlement proceeds would be available to fund continued business operations.

1.3   EQUITY AND MANAGEMENT STRUCTURE.

      Section 6.0 of the Plan provides that prior to the Effective Date of the Plan, all outstanding stock of the Debtor will be canceled and directly following the Effective Date two



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


separate classes of stock in the Reorganized Debtor will be issued pursuant to the Plan. Preferred Stock wilt be issued to a trustee (the "Preferred Stock Trustee") for the benefit of the holders of FRI Investor Claims and General Claims who elect to be Participating Creditors. Participating Creditors will also receive Common Stock. Additional Common Stock will be reserved for issuance to the new management.

      Section 6.0 of the Plan also provides for the selection of management for the Reorganized Debtor. Jerry Fenstermaker, who has been selected by the Trustee to act as Chief Executive Officer during the pendency of the Bankruptcy Case, will be the initial Chief Executive Officer of the Reorganized Debtor. The Trustee, Mr. Fenstermaker, and the Investor Committee will each designate one person to serve on the initial board of directors of the Reorganized Debtor. Directors will thereafter be selected by shareholder vote at annual shareholder meetings.

1.4   TREATMENT OF PARTICIPATING AND NON-PARTICIPATING CREDITORS.

      Section 5.0 provides for each FRI Investor and each holder of a General Claim to make an election to be a Participating Creditor or a Non-Participating Creditor and thus determine the treatment of its Claim under the Plan. Each Participating Creditor will assign all claims it may have against the Potential Defendants referred to above; and will also release any claim it may have against other Participating Creditors. In exchange for these assignments and releases and in discharge of all Claims against the Debtor, Participating Creditors will receive shares of Common Stock in the Reorganized Debtor and the right to receive distributions from the Preferred Stock held by the Preferred Stock Trustee. Shares of Common Stock will be prorated among Participating Creditors based on their Allowed Claims. All distributions on account of the Preferred Stock will be prorated among Participating Creditors based on their "Net Investment Amount." The Net Investment Amount for each Participating FRI Investor will be calculated as (i) the aggregate of all


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--------------------------------                                       384480 v8
payments by the FRI Investor for all certificates purchased from Debtor on or after January 1, 1995, less (ii) the aggregate of all payments received from Debtor by the FRI Investor on account of all such certificates, whether such payments were denominated interest or return of principal. Each Participating Creditor will also receive a release from the Estate for any Investor Avoidance Claims, and releases from all other Participating Creditors.

      An FRI Investor or holder of a General Claim may, alternatively, elect to be a Non-Participating Creditor. Each Non-Participating Creditor will not give or receive releases or assignments of claims and will not receive any interest in the Reorganized Debtor. Each Non-Participating Creditor's treatment under the Plan will be based upon the Bankruptcy Court's determination of the "Liquidation Amount," based upon the estimated liquidation value of the Debtor less the amount of all Priority Claims and Secured Claims. Each Non-Participating Creditor will receive a cash payment equal to its share of the Liquidation Amount, prorated among all FRI Investor Claims and all General Claims. Each Non-Participating Creditor may be subject to liability for Investor Avoidance Claims and will be subject to objections to the allowance of its Claim.

                                2.0 DEFINITIONS.

      Certain terms used in the Plan have specific meanings, as set forth in this Section 2.0.

      2.1   GENERAL DEFINITIONS.

      The following definitions are generally applicable:

      2.1.1 ADMINISTRATIVE CLAIM.

      A Claim or expense, or a portion of a Claim or expense, that is a cost or expense of the administration of Debtor's Estate allowed under ss.503(b) of the Bankruptcy Code that is entitled to priority under ss.507(a)(1) of the Bankruptcy Code, including but not limited to any actual and necessary cost and expense of preserving the Estate, or operating the business


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--------------------------------                                       384480 v8
of Debtor, and all fees and expenses of professionals entitled to compensation pursuant to Sections 328, 330 and 503(b) of the Code. Administrative Claims
shall  include  (i)  any  Cure   Payments,   and  (ii)  any  and  all  pre-  and
post-confirmation fees due to the U.S. Trustee's Office. Administrative Claims are classified under the Plan as Class 1 A Claims.

      2.1.2 ASSUMED LEASES AND CONTRACTS.

      Executory contracts and leases assumed by the Reorganized Debtor pursuant to Article 12.0 hereof.

      2.1.3 AVOIDANCE CLAIMS.

      Claims of the Estate to avoid transfers made by the Debtor to the extent such claims arise under ss.ss. 544-551 of the Bankruptcy Code.

      2.1.4 BANKRUPTCY CODE.

      The Bankruptcy Code, as set forth in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as applicable to Chapter 11 cases filed on the Petition Date.

      2.1.5 BANKRUPTCY COURT.

      The United States Bankruptcy Court for the District of Arizona (or such other court as may have jurisdiction over this Chapter 11 case) and, with respect to any particular proceeding arising under Title 11 of the United States Code, or arising in or related to the Reorganization Case, any other court which has jurisdiction over such proceeding.

      2.1.6 BANKRUPTCY RULES.

      The Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure for the District of Arizona, including any applicable General Orders.

      2.1.7 BENEFIT PLAN CLAIM.

      A Claim for contribution to an employee benefit plan, arising from services rendered within 180 days before the Petition Date, to the extent such claim is entitled to priority under


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--------------------------------                                       384480 v8
ss.507(a)(4) of the Bankruptcy Code. Benefit Plan Claims are classified under the Plan as Class 1 C Claims.

      2.1.8 CLAIM.

      A claim against Debtor within the meaning of 101(5) of the Bankruptcy Code, arising prior to the Confirmation Date.

      2.1.9 CLASS.

      A category or group of holders of Claims or  Interests  as  designated  in
Article 2.

      2.1.10 COLONIAL TRUST.

      Colonial Trust Company, Inc., the trustee under various indentures pursuant to which Debtor granted certain collateral and rights for the benefit of FRI Investors.

      2.1.11 COLONIAL TRUST CLAIM.

      The Claim of Colonial Trust, as Trustee for the benefit of holders of Fixed Rate Investment Certificates, to the extent such Claim is a Secured Claim. The Colonial Trust Claim is classified under the Plan as the Class 2D Claim.

      2.1.12 CONFIRMATION.

      The entry of the Confirmation Order.

      2.1.13 CONFIRMATION DATE.

      The  date  on  which  the  Clerk  of  the  Bankruptcy   Court  enters  the
Confirmation Order on the docket.

      2.1.14 CONFIRMATION HEARING.

      The hearing conducted by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be continued from time to time.

      2.1.15 CONFIRMATION ORDER.

      The order of the Bankruptcy Court confirming the Plan pursuant to ss. 1129 of the Bankruptcy Code.


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

      2.1.16 CURE PAYMENT.

      A payment required under ss.365 of the Bankruptcy Code to cure defaults under Assumed Leases and Contracts. Claims for Cure Payments are treated under the Plan as Administrative Claims, and are classified hereunder as Class 1A Claims.

      2.1.17 DEBTOR.

      Stevens Financial Group, Inc., a Missouri corporation.

      2.1.18 DEPOSIT CLAIM.

      A claim of an individual, arising from the deposit, before the Petition Date, of money, in connection with the purchase from Debtor of property or services for the personal, family, or household use of such individual, which property or services were not delivered or provided, to the extent such claim is entitled to priority under ss. 507(a)(6) of the Bankruptcy Code. Deposit Claims are classified under the Plan as Class 1D Claims.

      2.1.19 DEPOSIT SECURED CLAIM.

      A Claim that is secured by a deposit of Debtor's funds held by, or for the benefit of, the holder of such Claim to the extent such claim is a secured claim under ss. 506 of the Bankruptcy Code. Deposit Secured Claims are classified under the Plan as Class 2F Claims.

      2.1.20 DISBURSING AGENT.

      The person or entity appointed to make distributions under the Plan in accordance with Article 11 hereof.

      2.1.21 DISCLOSURE STATEMENT.

      The written disclosure statement concerning the Plan approved by the Bankruptcy Court pursuant to ss. 1125(b) of the Bankruptcy Code, including any amendments authorized by the Bankruptcy Court.


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

      2.1.22 EFFECTIVE DATE.

      The date, not less than 10 nor more than 120 days after the entry of the Confirmation Order, upon which the events required for substantial consummation of the Plan occur. The Trustee shall determine the Effective Date, after consultation with the Investors Committee based upon the status of negotiations with the potential defendants.

      2.1.23 ESTATE.

      The estate created in the Reorganization Case pursuant to ss. 541(a) of the Bankruptcy Code.

      2.1.24 FINAL ORDER.

      An order, judgment or other decree of the Bankruptcy Court, including, without limitation, a stipulation or other agreement entered into that is "so ordered" by the Bankruptcy Court, the operation or effect of which has not been reversed or stayed and as to which order, judgment or other decree (or any revision, modification or amendment thereof) the time to appeal or seek review has expired, and as to which no appeal or petition for review or certiorari has been taken or is pending (or if such appeal or petition has been taken or granted, it has been finally decided).

      2.1.25 FIRST FINANCIAL.

      First Financial Trust Company of New Mexico.

      2.1.26 FREEDOM FINANCIAL GROUP.

      Freedom Financial Group, Inc., a Delaware corporation to be formed prior to the Effective Date as a wholly owned subsidiary of the Debtor.

      2.1.27 FRI INVESTOR.

      The holder of a Claim arising out of or relating to a collateralized time certificate or a fixed rate investment certificate issued by Debtor.


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--------------------------------                                       384480 v8

      2.1.28 FRI INVESTOR CLAIM.

      The Claim of an FRI Investor arising prior to the Petition Date, based upon, or relating to, a Fixed Rate Investment Certificate or similar instrument, document, or note, including any claim for return of principal, interest, reimbursement, or rescission, other than a Potential Defendant Claim. FRI Investor Claims are classified under the Plan as Class 3A Claims or Class 3B Claims.

      2.1.29 GENERAL CLAIM.

      A Claim that is not a Priority Claim, a Secured Claim, an FRI Investor Claim, or an Inter-Company Claim. General Claims are classified under the Plan as Class 3D Claims.

      2.1.30 GREAT SOUTHERN.

      Great Southern Bank, F.S.B.

      2.1.31 GREAT SOUTHERN BUILDING CLAIM.

      The Claim of Great Southern arising from a promissory note and mortgage, to the extent such Claim is a Secured Claim secured by a lien on Debtor's office building in Springfield, Missouri. The Great Southern Building Claim is classified under the Plan as the Class 2A Claim.

      2.1.32 GREAT SOUTHERN LOAN PORTFOLIO CLAIM.

      The  Claim  of  Great  Southern  arising  from  transactions   denominated
"purchase agreements" relating to consumer loans "sold" by Debtor to Great Southern to the extent such Claim is a Secured Claim secured by a lien on a portion of Debtor's consumer loan portfolio. The Great Southern Loan Portfolio Claim is classified under the Plan as the Class 2B Claim.

      2.1.33 HARNDEN & HAMILTON.

      Harnden & Hamilton, L.L.G., the former independent accounting firm for Debtor.



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      2.1.34 INTER-COMPANY CLAIM.

      A Claim initially owned by or now held by any shareholder, former shareholder, subsidiary of Debtor or any other corporation the equity of which is owned by the shareholders or former shareholders of Debtor, including, without limitation, any claim for reimbursement, indemnification or contribution. Inter-Company Claims are classified under the Plan as Class 3E Claims.

      2.1.35 INTEREST OR INTERESTS.

      The rights of a holder of an equity interest in Debtor. Interests are classified under the Plan as Class 4A Interests.

      2.1.36 INVESTOR AVOIDANCE CLAIM.

      An Avoidance Claim against the holder of an FRI Investor Claim.

      2.1.37 INVESTORS' COMMITTEE.

      The Official Investors' Committee, appointed by the United States' Trustee's Office to serve in the Reorganization Case.

      2.1.38 LESSOR SECURED CLAIM.

      A Secured Claim based upon an instrument entitled "Equipment Lease," or similar label, to the extent such instrument is re-characterized (by agreement between Debtor and the holder of such Claim, or by a Final Order of the Bankruptcy Court), as a purchase money obligation of Debtor secured by the goods or equipment identified, or referred to, in the "Equipment Lease." Lessor Secured Claims are classified under the Plan as Class 2E Claims.

      2.1.39 LIQUIDATION AMOUNT.

      An amount used to determine distributions to Non-Participating Creditors based upon an estimate of distributions to non-priority, unsecured creditors if the Debtor were liquidated


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under  Chapter 7 as of the Effective  Date, to be determined in accordance  with section 5.3.1 hereof.

      2.1.40 NET INVESTMENT AMOUNT.

      An amount used to determine the pro rata rights of Participating Creditors, calculated in accordance with section 5.2.7 hereof.

      2.1.41 NON-PARTICIPATING CREDITOR.

      A holder of an FRI Investor Claim or a General Claim who elects not to be a Participating Creditor in accordance with the provisions of section 5.1.

      2.1.42 PARTICIPATING CREDITOR.

      A holder of an FRI Investor Claim, Potential Defendant Claim or a General Claim who elects in accordance with the provisions of section 5.1 to receive stock in the Reorganized Debtor and to provide the assignment and releases specified in section 5.2.

      2.1.43 PETITION DATE.

      March 19, 2001, the date upon which the Reorganization Case commenced.

      2.1.44 PLAN.

      This plan of reorganization, including any amendment or modification made in accordance with the terms of the Plan or the applicable provisions of the Bankruptcy Code.

      2.1.45 POTENTIAL DEFENDANTS.

      The Sinclairs, Stevens, and Robarge, and their successors, assigns, and affiliated entities; and Harnden & Hamilton, securities brokerage companies and dealers who sold collateralized time or fixed rate investment certificates, First Financial, and Colonial, and their officers, directors, employees, agents and professionals who provided services relating to the issuance and management of fixed rate investment certificates.


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      2.1.46 POTENTIAL DEFENDANTS CLAIM.

      A Claim against Debtor which is not a Secured Claim or a Priority Claim and which is held by (or was incurred with) any Potential Defendant or a person or entity that was a defendant in an action commenced prior to the Petition Date on behalf of Debtor. Potential Defendant Claims are classified under the Plan as Class 3C Claims.

      2.1.47 PREFERRED STOCK REDEMPTION VALUE.

      The aggregate amount required to redeem all Preferred Stock issued under the Plan, determined based upon the Net Investment Amount of Participating Creditors, in accordance with section 6.7.1.

      2.1.48 PREFERRED STOCK TRUST.

      A trust to be established prior to the Effective Date to hold Preferred Stock in the Reorganized Debtor and to be managed in accordance with section 6.6 hereof.

      2.1.49 PRIORITY CLAIM.

      A claim entitled to priority treatment pursuant to ss. 507(a) of the Bankruptcy Code. Priority Claims are classified under the Plan as Administrative Claims (Class 1A), Wage Claims (Class 1B), Benefit Plan Claims (Class 1C), Deposit Claims (Class 1D) and Tax Claims (Class 1E).

      2.1.50 PRO RATA OR PRO RATED.

      The ratio of an Allowed Claim or Interest in a particular Class, or identified portion of such Class, to the aggregate amount of all Allowed Claims or Interests in that Class, or identified portion of such Class.

      2.1.51 REORGANIZATION CASE.

      The chapter 11 proceedings for Debtor, In re Stevens Financial Group, Inc., Case No. 01-03105-ECF-RTB.



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      2.1.52 REORGANIZED DEBTOR.

      Debtor on and after the Effective Date (to be renamed).

      2.1.53 ROBARGE.

      Patrick J. Robarge, a former officer and shareholder of Debtor and current owner of stock in P.R. Edge Finance Corporation, U.S. Financial and Canadian Finance Venture.

      2.1.54 SECURED CLAIM.

      A Claim defined as a secured claim under ss. 506(a) of the Bankruptcy Code. Secured Claims are classified under the Plan as the Great Southern Building Claim (Class 2A), the Great Southern Loan Portfolio Claim (Class 2B), the Sinclair Bank Loan Portfolio Claim (Class 2C), the Colonial Trust Claim (Class 2D), Lessor Secured Claims (Class 2E), or Deposit Secured Claims (Class
2F).

      2.1.55 SECURED CLAIM RATE.

      A rate of interest, to be determined by the Bankruptcy Court at the Confirmation Hearing, that, when applied to the amount of a Secured Claim paid in installments as provided herein, will result in such installments being of an aggregate value, as of the Effective Date, equal to the Allowed Secured Claim, consistent with the requirements of ss. 1129(b)(2)(B)(i). At the Confirmation Hearing, the Trustee will request the Bankruptcy Court to determine that the Secured Claim Rate is seven and one-half percent (7 1/2%) per annum.

      2.1.56 SINCLAIR BANK.

      Sinclair National Bank, a national bank the stock of which is currently owned by the Damian Sinclair.

      2.1.57 SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      The Claim of Sinclair Bank arising from transactions denominated "purchase agreements" relating to consumer loans "sold" by Debtor to Sinclair Bank to the extent such


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Claim is a Secured  Claim  secured by a lien on a portion of  Debtor's  consumer loan portfolio. The Sinclair Bank Loan Portfolio Claim is classified under the Plan as the Class 2C Claim.

      2.1.58 SINCLAIR'S.

      Damien Sinclair and/or Susan W. Sinclair, the former shareholders of Debtor.

      2.1.59 STEVENS.

      Clarence W. Stevens, the current owner of all of the issued and outstanding stock in Debtor.

      2.1.60 STEVENS FUNDING.

      Stevens Funding, Inc., a Missouri corporation and subsidiary of Debtor.

      2.1.61 SUBORDINATED FRI INVESTOR CLAIMS.

      FRI Investor Claims to the extent such Claims relate to certificates sold as subordinated time certificates, issued from March 1998 through March 1999.

      2.1.62 TAX CLAIM.

      A claim for taxes of the kind specified in ss. 507(a)(7) of the Bankruptcy Code, to the extent entitled to priority thereunder. Tax Claims are classified under the Plan as Class 1E Claims.

      2.1.63 TAX CLAIM RATE.

      A rate of interest, to be determined by the Bankruptcy Court at the Confirmation Hearing, that, when applied to the amount of a Tax Claim paid in installments as provided herein, will result in such installments being of an aggregate value, as of the Effective Date, equal to the Allowed Tax Claim, consistent with the requirements of ss. 1129(a)(9)(C). At the Confirmation Hearing, the Trustee will request the Bankruptcy Court to determine that the Tax Claim Rate is six percent (6%) per annum.


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      2.1.64 TRUST SUPERVISION COMMITTEE.

      A committee to be designated on the Effective Date pursuant to section 6.6 to provide supervision of the Preferred Stock Trust.

      2.1.65 TRUSTEE.

      Vern Schweigert, the trustee appointed in the Reorganization Case, or any successor trustee appointed by the Bankruptcy Court.

      2.1.66 WAGE PRIORITY CLAIM.

      A claim for wages, salaries, commissions, including vacation pay, severance and sick leave pay, of the kind and in the amount specified in ss. 507(a)(3) of the Bankruptcy Code. Wage Priority Claims are classified under the Plan as Class 1 B Claims.

2.2   TERMS DEFINED IN BANKRUPTCY CODE.

      A term not defined in the Plan but defined in the Bankruptcy Code shall have the meaning given in the Bankruptcy Code.

                  3.0 CLASSIFICATION OF CLAIMS AND INTERESTS.

      For the purposes of the Plan, Claims against, and Interests in, the Debtor, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, direct or indirect, including all Claims arising from the rejection of executory contracts, and all Claims or Interests arising from the ownership of equity securities of Debtor, shall be bound by the provisions of this Plan and are classified as follows:

      3.1 PRIORITY CLAIMS.

      All Priority Claims are classified in the Plan based upon the priorities established in ss. 507(a) of the Bankruptcy Code and are further separately classified as follows:

      3.1.1 CLASS 1A. ADMINISTRATIVE CLAIMS.

      Class 1A shall consist of all Administrative Claims.


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      3.1.2 CLASS 1B. WAGE CLAIMS.

      Class 1B shall consist of all Wage Claims.

      3.1.3 CLASS 1C. BENEFIT PLAN CLAIMS.

      Class 1C shall consist of all Benefit Plan Claims.

      3.1.4 CLASS 1D. DEPOSIT CLAIMS.

      Class 1D Claims shall consist of all Deposit Claims.

      3.1.5 CLASS 1E. TAX CLAIMS.

      Class 1E shall consist of all Tax Claims.

3.2   SECURED CLAIMS.

      Claims that are secured claims within the definition of ss. 506(a) of the Bankruptcy Code are separately classified in the following classes:

      3.2.1 CLASS 2A. GREAT SOUTHERN BUILDING CLAIM.

      Class 2A shall consist of the Great Southern Building Claim.

      3.2.2 CLASS 2B. GREAT SOUTHERN LOAN PORTFOLIO CLAIM.

      Class 2B shall consist of the Great Southern Loan Portfolio Claim.

      3.2.3 CLASS 2C. SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      Class 2C shall consist of the Sinclair Bank Loan Portfolio Claim.

      3.2.4 CLASS 2D. COLONIAL TRUST CLAIM.

      Class 2D shall consist of the Colonial Trust Claim.

      3.2.5 CLASS 2E. LESSOR SECURED CLAIMS.

      Class 2E shall consist of all Lessor Secured Claims, which claims will be further separately classified for each Equipment Lease which has been re-characterized as a purchase money obligation secured by a security interest on the equipment.


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      3.2.6 CLASS 2F. DEPOSIT SECURED CLAIMS.

      Class 2F shall consist of all Claims for which the holder thereof holds a deposit from Debtor, to the extent the Claim is a Secured Claim. The Trustee believes that there are no Deposit Secured Claims.

3.3   UNSECURED CLAIMS.

      Claims that are not Secured Claims and are not Priority Claims are classified in Class 3A, Class 3B, Class 3C, Class 3D or Class 3E, depending upon the nature of the claim and the identity of the holder of such claim, as follows:

      3.3.1 CLASS 3A. FRI INVESTOR CLAIMS.

      Class 3A shall consist of all FRI Investor Claims except Subordinated FRI Investor Claims (Class 3B) and Potential Defendant Claims (Class 3C).

      3.3.2 CLASS 3B. SUBORDINATED FRI INVESTOR CLAIMS.

      Class 3B shall consist of all Subordinated FRI Investor Claims except Potential Defendant Claims (Class 3C).

      3.3.3 CLASS 3C. POTENTIAL DEFENDANT CLAIMS.

      Class 3C shall consist of all Potential Defendant Claims.

      3.3.4 CLASS 3D. GENERAL CLAIMS.

      Class 3D shall consist of all General Claims.

      3.3.5 CLASS 3E. INTER-COMPANY CLAIMS.

      Class 3E Claims shall consist of all Inter-Company Claims.

3.4   INTERESTS.

      All Interests or equity rights in the Debtor are classified in Class 4A as follows:

      CLASS 4A. EQUITY INTERESTS.

      Class 4A Interests shall consist of all Allowed Interests of the owner(s) of equity interests in Debtor.


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                            4.0 TREATMENT OF CLASSES

      The  treatment  of each class of Claims or  Interests is specified in this
Article 4.0. The holder of a Claim may agree to deferred payment or a different treatment, provided such treatment is no more favorable than that provided for herein.

4.1   PRIORITY CLAIMS

      In accordance with the requirements for plan confirmation set forth in ss.1129(a)(9), the Plan provides for the payment in full of all Priority Claims, as follows:

      4.1.1 CLASS 1A. ADMINISTRATIVE CLAIMS.

      4.1.2 CLASS 1B. WAGE CLAIMS.

      4.1.3 CLASS 1C. BENEFIT PLAN CLAIMS.

      4.1.4 CLASS 1D. DEPOSIT CLAIMS.

      Each holder of a Class 1A, 1B, 1C, or 1D Claim, to the extent such Claim is an Allowed Claim, shall receive, on account of such Claim, payment of the Allowed amount of such Claim, in cash, on the later of (i) the Effective Date,
(ii) the date on which the Claim becomes Allowed, or (iii) the date upon which such obligation becomes due in accordance with its terms.

      Professionals and entities who may be entitled to allowance of fees and expenses from the Estate pursuant to ss. 503(b)(2) through (6) of the Bankruptcy Code will receive cash in the amount awarded to such professionals or entities in accordance with, and at such times as may be provided in, Final Orders entered pursuant to ss.ss. 330 or 503(b)(2) through (6) of the Bankruptcy Code.

      Class 1A, 1B, 1C, and 1D Claims are not impaired.

      4.1.5 CLASS 1E. TAX CLAIMS.

      Each holder of a Class 1E Claim, to the extent such Claim is an Allowed Claim, shall receive, on account of such Claim, deferred cash payments on account of such Claim over a



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period of four years, of an aggregate  value, as of the Effective Date, equal to the Allowed  amount of such Claim.  The deferred cash payments  shall be sixteen
(16) equal quarterly installments of principal and interest at the Tax Claim Rate, with the first such payment being payable within ninety (90) days of the Effective Date.

      Class 1E Claims are treated in accordance with ss. 1129(a)(9)(C) of the Bankruptcy Code and are, accordingly, not impaired for purposes of determining voting rights.

4.2   SECURED CLAIMS.

      The Plan provides for the payment in full of all Allowed Secured Claims, as follows:

      4.2.1 CLASS 2A. GREAT SOUTHERN BUILDING CLAIM.

      The holder of the Class 2A Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Such payments shall consist of (i) monthly payments of interest on the Allowed Amount of the Claim, at the Secured Claim Rate, commencing on the first day of the calendar month which is at least thirty (30) days after the Effective Date, and continuing until the sale of the collateral; and (ii) a lump sum payment of the Allowed amount of the Claim, from the proceeds of the sale of the collateral. The holder of the Class 2A claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

      The Class 2A Claim is impaired.

      4.2.2 CLASS 2B. GREAT SOUTHERN LOAN PORTFOLIO CLAIM.

      4.2.3 CLASS 2C. SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      The holder of the Class 2B or 2C Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Payments shall be made by the Reorganized Debtor in accordance with the terms of the


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applicable "purchase  agreement,"  consisting of monthly payments of collections from the collateral portfolio, less, on a cumulative basis, the amount due Debtor as a "service fee." The holder of the Class 2B or 2C claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

      The Class 2B and 2C Claims are not impaired.

      4.2.4 CLASS 2D. COLONIAL TRUST CLAIM.

      The holder of the Class 2D Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such claim, Class A Preferred Stock in the Reorganized Debtor, in the face amount equal to the aggregate of all Net Investment Amounts for all Participating Creditors, to be transferred to the Preferred Stock Trust. On the Effective Date, the holder of the Class 2D Claim shall release all liens on property of the Reorganized Debtor.

      The Class 2D Claim is impaired.

      4.2.5 CLASS 2E. LESSOR SECURED CLAIMS.

      Each holder of a Class 2E Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Payments shall be made monthly or quarterly as provided in the applicable "Lease Agreement," commencing on the first day of the calendar month that is at least thirty (30) days after the Effective Date. Each payment shall be in the amount necessary to pay the Allowed Secured Claim in full with interest at the Secured Claim Rate, over the term of the Lease Agreement, including any extensions or renewals provided for therein. The holder of the Class 2E claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

      Class 2E Claims are impaired.


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      4.2.6 CLASS 2F. DEPOSIT SECURED CLAIMS.

      Each holder of a Class 2F Claim, to the extent such Claim is an Allowed Secured Claim, shall be entitled, on the Effective Date, to apply the deposit held in full satisfaction of its Allowed Secured Claim.

      Class 2F Claims are impaired.

4.3   UNSECURED CLAIMS WITHOUT PRIORITY.

      The Plan provides for the following treatment of unsecured, non-priority Claims.

      4.3.1 CLASS 3A. FRI INVESTOR CLAIMS.

      4.3.2 CLASS 3B. SUBORDINATED FRI INVESTOR CLAIMS.

      4.3.3 CLASS 3C. POTENTIAL DEFENDANT CLAIMS.

      4.3.4 CLASS 3D. GENERAL CLAIMS.

      Each holder of a Class 3A, 3B, 3C or 3D Claim, to the extent such Claim is an Allowed Claim, shall be entitled to elect, in the manner specified in Section
5.1 hereof, to be treated as a Participating Creditor or a Non-Participating Creditor. Participating Creditors shall receive Common Stock in the Reorganized Debtor, in accordance with the provisions of Section 5.2.1 hereof, and shall give and receive releases, as specified in Section 5.2.3 hereof, except that Participating Creditors who are holders of Potential Defendant Claims shall not receive releases. Non-Participating Creditors shall receive cash payments based on a prorated share of the Liquidation Amount, as provided in Section 5.3 hereof.

      Class 3A, 3B, 3C and 3D Claims are impaired

      4.3.5 CLASS 3E. INTER-COMPANY CLAIMS.

      Each holder of a Class 3E Claim shall receive nothing on account of its Claim. Class 3E Claims are impaired.


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4.4   INTERESTS.

      4.4.1 CLASS 4A. EQUITY INTERESTS.

      Each holder of a Class 4A Interest shall receive nothing on account of such Interest. All currently issued and outstanding stock, and any warrants, options or subscription rights thereto, will be cancelled as of the Effective Date.

      Class 4A Interests are impaired.

                      5.0 PARTICIPATING CREDITOR ELECTION.

      Each holder of an Allowed FRI Investor Claim or General Claim will be requested to elect between two separate treatments under the Plan. Along with the ballot for acceptance or rejection of the Plan, each such Creditor will receive an election form to choose between being a Participating Creditor or a Non-Participating Creditor. The manner of voting, and the treatment of Claims is described in the following paragraphs of this Section 5.0.

5.1   MANNER OF MAKING ELECTION.

      Each holder of a Claim in Class 3A, 3B, 3C or 3D will receive an election form as part of its ballot to accept or reject the Plan, to be completed and returned by the date set for balloting on the Plan. Each holder of such a claim may designate its election to be a Participating Creditor or a Non-Participating Creditor, whether or not the holder accepts, rejects, or does not vote on the Plan. Absent the consent of the Trustee, a holder may not change its election after filing unless the Bankruptcy Court orders otherwise. The Trustee (prior to the Effective Date) or the Reorganized Debtor (on and after the Effective Date) may, but shall not be required to, accept a late election. If a Claim holder has submitted no election, the holder shall be conclusively deemed, for all purposes, to have made the same election as the majority (by dollar amount) of electing holders of claims in the same Class.


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5.2   TREATMENT OF PARTICIPATING CREDITORS.

      On the Effective Date, each holder of an Allowed Claim who has elected, or is deemed to have elected, to be a Participating Creditor shall (i) receive Common Stock in the Reorganized Debtor, (ii) be entitled to distributions from the Preferred Stock, (iii) assign any interest such Participating Creditor has in Stevens Funding, and (iv) assign to Freedom Financial Group, a wholly owned subsidiary of the Reorganized Debtor, any and all claims it may have, against other Participating Creditors or any of the Potential Defendants, based on the following provisions of this section 5.2. In addition, any such Participating Creditors other than a holder of a Potential Defendant Claim will be released from any claims that the Estate or other Participating Creditors may have against it

      5.2.1 COMMON STOCK.

      On the Effective Date, the Reorganized Debtor will issue 9,000,000 shares of its Common Stock to the Disbursing Agent for distribution to Participating Creditors. Shares of Common Stock will be prorated among Participating Creditors based upon their Allowed claims.

      5.2.2 DISTRIBUTIONS FROM PREFERRED STOCK.

      On the Effective Date, the Reorganized Debtor will issue 9,000,000 shares of its Preferred Stock to the Preferred Stock Trustee for the benefit of Participating Creditors. Any funds or other distributions received by the Preferred Stock Trustee on account of such stock, whether sales proceeds, dividends, redemption payments or liquidation preferences, shall be distributed by the Preferred Stock Trustee, at least quarterly, to Participating Creditors, prorated on the basis of Net Investment Amount, as provided in section 5.2.7 hereof.


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      5.2.3 PARTICIPATING CREDITORS RELEASE.

      On the Effective Date, each Participating Creditor shall be conclusively deemed to have transferred and assigned to Freedom Financial Group, a wholly owned subsidiary of the Reorganized Debtor, any all claims the Participating Creditor may have against any other Participating Creditor arising out of or relating to the Debtor, or its businesses prior to the Effective Date. On the Effective Date, the Reorganized Debtor shall execute a release of all of such assigned claims for the benefit of each Participating Creditor except holders of Class 3C Claims.

      5.2.4 INTEREST IN STEVENS FUNDING.

      On the Effective Date, each Participating Creditor with an interest in, or claim against, Stevens Funding, shall be conclusively deemed to have transferred and assigned to the Reorganized Debtor any and all such interests and claims.

      5.2.5 CLAIMS AGAINST POTENTIAL DEFENDANTS.

      On the Effective Date, each Participating Creditor shall be conclusively deemed to have transferred and assigned to Freedom Financial Group, a wholly owned subsidiary of the Reorganized Debtor, any all claims the Participating Creditor may have against any and all of the Potential Defendants arising out of or relating to the Debtor, or its businesses prior to the Effective Date. On the Effective Date, the Reorganized Debtor shall execute a release of all of such assigned claims for the benefit of any of the Potential Defendants which have settled with the Trustee, in accordance with, and subject to, the terms of the settlement agreements. Thereafter, the Reorganized Debtor shall be free to investigate, pursue and settle all assigned claims against the remaining Potential Defendants, in the name of the Participating Creditors, for the benefit of the Reorganized Debtor.



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      5.2.6 ESTATE CLAIMS RELEASE.

      On the Effective Date, the Reorganized Debtor shall release any and all claims Debtor or the Estate may have against any and all of the Participating Creditors other than holders of Class 3C Claims arising out of or relating to the Debtor, or its businesses prior to the Effective Date, including, without limitation, any Investor Avoidance Claims.

      5.2.7 NET INVESTMENT AMOUNT.

      All distributions on account of the Preferred Stock in the Reorganized Debtor to be issued to the Preferred Stock Trustee, will be prorated based on the Net Investment Amount of each Participating Creditor. The Net Investment Amount for holders of General Claims shall be equal to the Allowed Amount of such Claim. The Net Investment Amount for FRI Investors shall be (i) the sum of all cash payments made by such Investor to purchase Fixed Rate Investment Certificates (or similar instruments) on and after January 1, 1995, less (ii) the sum of all cash payments received by such Investor from, or on behalf of, Debtor on account of such Fixed Rate investment certificates, whether such payments were denominated return of principal or interest; PROVIDED, the Net Investment Amount shall not be less than $1,000. Thus, each FRI Investor will have a minimum claim of $1,000. For purposes of calculating Net Investment Amount, the Participating Creditor's investments in and distributions from Stevens Funding shall be included. Each Participating Creditor's pro rata share shall be calculated by dividing the Participating Creditor's Net Investment Amount by the aggregate of the Net Investment Amounts for all Participating Creditors. For purposes of determining a Participating Creditor's Net Investment Amount, all payments made by and to the Participating Creditor will be aggregated, and certificates purchased in the name of the husband and/or wife, or for the benefit of children for a revocable or irrevocable trust will be combined. Certificates purchased for individual retirement accounts, pension plans or similar tax-exempt retirement plans will not be aggregated with certificates purchased


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individually.  The  Bankruptcy  Court will resolve any dispute over aggregate or other matters relating to the calculation of the Net Investment Amount.

5.3   TREATMENT OF NON-PARTICIPATING CREDITORS.

      Within 120 days of the Effective Date, the Disbursing Agent shall distribute cash to each holder of an Allowed General Claim or an Allowed FRI Investor Claim who has elected treatment as a Non-Participating Creditor. The total amount distributed on account of such Claims will be determined on the basis of the Non-Participating Creditor's share of the Liquidation Amount, calculated in accordance with sections 5.3.1 and 5.3.2 hereof, and shall be prorated among Non-Participating Creditors based upon their share of the total Allowed Claims of Non-Participating Creditors. Non-Participating Creditors shall not assign claims they may have against the Potential Defendants or other creditors, shall not be released by other creditors, and shall be subject to any claims the Estate may have, including without limitation, Investor Avoidance Claims.

      5.3.1 LIQUIDATION AMOUNT.

      The Liquidation Amount shall be the amount that would be distributed to non-priority, unsecured creditors if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code as of the Effective Date. The Bankruptcy Court will determine the Liquidation Amount at the Confirmation Hearing.

      5.3.2 NON-PARTICIPATING CREDITORS' SHARE OF LIQUIDATION AMOUNT.

      The aggregate amount to be distributed to all Non-Participating Creditors shall be determined by dividing the aggregate amount of Allowed Claims of Non-Participating Creditors by the aggregate amount of all Allowed FRI Investor Claims and General Claims.


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                    6.0 STOCK RIGHTS IN REORGANIZED DEBTOR.

6.1   STOCK OF REORGANIZE DEBTOR.

      Prior to the Effective Date, all outstanding stock of the Debtor will be canceled and directly following the Effective Date, Debtor will issue 9,000,000 shares of Common Stock to be distributed to Participating Creditors and 9,000,000 share of Preferred Stock to the Preferred Stock Trustee for the benefit of Participating Creditors. Shares of Common Stock distributed among Participating Creditors will be prorated based upon their Allowed claims.

6.2   INITIAL BOARD OF DIRECTORS

      The initial board of directors of the Reorganized Debtor will consist of three members, one each designated by the Trustee, Jerry Fenstermaker and the Investors' Committee. All director positions will be subject to election at the first annual shareholders' meeting for the Reorganized Debtor.

6.3   ELECTION OF SUCCESSOR BOARD MEMBERS.

      At the annual shareholder's meetings, successor Board of Director members shall be selected by the shareholders of the Reorganized Debtor, and the outstanding Preferred Stock shall be voted in the same manner as Common Stock. Should a vacancy occur in the board of directors, the shareholders will be entitled to elect a replacement.

6.4   VOTING RIGHTS ON OTHER MATTERS.

      Except as otherwise specifically set forth herein, on all matters submitted to shareholders for a vote, each share of Preferred or Common Stock will be entitled to one vote, without regard to Class and the outstanding Preferred Stock shall be voted in the same manner as Common Stock; provided, however, that as long as any Preferred Stock remains outstanding, (i) the rights and privileges of the Preferred Stock may not be altered without the approval of a majority (by face amount) of the holders of Preferred Stock, and (ii) no class of stock may be issued by the Reorganized Debtor providing for higher priority in


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redemption,  dividends,  or  liquidation  preference  without  the  consent of a majority of the holders of the Preferred Stock.

6.5   EMPLOYEE STOCK ISSUANCE

      Directly after the Effective Date, and subject to the approval of the Bankruptcy Court, the Reorganized Debtor shall issue up to 1,000,000 shares of Common Stock to the management members and employees, as designated by the Board of Directors.

6.6   MANAGEMENT OF PREFERRED STOCK TRUST

      On the Effective Date, the existing trusts for the benefit of FRI Investors will be terminated and the Preferred Stock Trustee will become the trustee of the Preferred Stock Trust, which shall hold the Preferred Stock for the benefit of Participating Creditors until all such stock has been sold or redeemed. The initial Trustee of the Preferred Stock Trust will be selected by the Trustee and the Investors' Committee and shall be responsible for making distributions to Participating Creditors on a quarterly basis, if and when available, from any funds received on account of such Preferred Stock. Management of the Preferred Stock Trust will be subject to the decisions of a Trust Supervision Committee. The initial Trust Supervision Committee will consist of three members who will be selected by the Trustee, Jerry Fenstermaker, and the Investors' Committee. Immediately following the first annual shareholders meeting, each member of the Trust Supervision Committee shall be selected by the Board of Directors of the Reorganized Debtor for one-year terms. Vacancies on the Trust Supervision Committee will be filled by the Board of Directors of the Reorganized Debtor. The Trust Supervision Committee will be entitled to replace the trustee of the Preferred Stock Trust in the event of a vacancy, and will be entitled to remove such trustee, with or without cause, at any time. At any time after the one-year anniversary of the Effective Date, the Preferred Stock Trust may be terminated by a two-thirds majority of the


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Common Stock and upon such  termination the Preferred Stock shall be distributed pro rata to the Participating Creditors on the basis of Net Investment Amount.

6.7   PREFERRED STOCK ECONOMIC RIGHTS.

      Preferred Stock in the Reorganized Debtor issued pursuant to the Plan shall be issued with the following rights and interests.

      6.7.1 REDEMPTION.

      The Preferred Stock will be subject to mandatory redemption, on a pro rata basis, quarterly. The Preferred Stock Redemption Value of all Preferred Stock shall be an amount equal to the aggregate Net Investment Amount of all Participating Creditors. To the extent funds are available, the Reorganized Debtor will pay 1/28th of the redemption value each quarter, commencing six (6) months after the Effective Date. In the event funds are not available in any given quarter to redeem 1/28th of the Preferred Stock, 1/28th of the Preferred Stock shall be redeemed in the next quarter in which funds are so available and redemption shall continue as set forth above until the entire Preferred Stock
Redemption Value has been paid. Upon payment of the entire Preferred Stock Redemption Value, all shares of Preferred Stock shall be deemed redeemed and shall be cancelled.

      6.7.2 LIQUIDATION PREFERENCE.

      The Preferred Stock will have a liquidation preference over Common Stock equal to the unpaid portion of the Preferred Stock Redemption Value. The liquidation preference will be payable in the event the Reorganized Debtor is merged with another entity or in the event substantially all of the assets of the Reorganized Debtor are sold.

      6.7.3 CONVERSION.

      Each   outstanding   and  unredeemed   share  of  Preferred   Stock  shall
automatically be convertible into one share of Common Stock upon the sale of such stock or the merger of the Reorganized Debtor.


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      6.7.4 DETERMINATION OF FUNDS AVAILABLE

      As long as Preferred Stock remains outstanding, the Board of Directors shall determine, at the conclusion of each quarter, the amount of funds, if any, the Reorganized Debtor may devote to the payment of redemption and dividends. In making such determination, the Board shall consider the amount of funds available and any cash commitments of the company during the next quarter.

                         7.0 OWNERSHIP OF ESTATE CLAIMS

      On the Effective Date, Freedom Financial Group, a wholly owned subsidiary of the Reorganized Debtor, shall succeed to all claims and causes of action of the Debtor, and the Debtor's Estate, including, without limitation, any claims arising under ss. 544 et seq. of the Bankruptcy Code. The Board of Directors of the Reorganized Debtor shall have the authority to direct the pursuit or settlement of any such claims. Any proceeds or recoveries on account of such claims shall be considered by the Board of Directors in determining the amount of funds available for distribution in the quarter such proceeds are received.

                            8.0 THE DISBURSING AGENT

8.1   APPOINTMENT

      A Disbursing Agent shall be appointed pursuant to the Confirmation Order. The Disbursing Agent shall, among other things, act instead of and as the nominee of the holders of Claims and Interests, receive payments from Debtor, the Estate, and the Reorganized Debtor, and make all payments and distributions to creditors contemplated by the Plan.

8.2   COMPENSATION OF THE DISBURSING AGENT

      The Disbursing Agent shall not be entitled to compensation for services rendered. If any reimbursement of expenses is sought by the Disbursing Agent, the same shall be


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

subject to the approval of the Bankruptcy Court and shall be payable from cash on hand after the entry of such an order by the Bankruptcy Court.

8.3   REORGANIZED DEBTOR AS DISBURSING AGENT

      The Reorganized Debtor or Freedom Financial Group may be appointed as Disbursing Agent pursuant to the Confirmation Order to act in all such things as are required of the Disbursing Agent.

                   9.0 CONDITIONS PRECEDENT TO EFFECTIVE DATE

      The following are conditions  precedent to the occurrence of the Effective
Date:

9.1   EXECUTION OF DOCUMENTS.

      All documents necessary and appropriate to effectuate the Plan shall have been executed and delivered by all parties.

9.2   CORPORATE ACTION.

      All corporate actions of Debtor shall be properly completed by the Effective Date.

                   10.0 CONDITIONS PRECEDENT TO DISTRIBUTIONS

10.1  DOCUMENTS OF EXCHANGE AND SURRENDER

      The Disbursing Agent may, as a condition to receipt of distributions of funds or stock, require a holder of a Claim to return and cancel instruments respecting such Claim.

10.2  UNCLAIMED FUNDS

      For a period of one (1) year from the Effective Date, the Disbursing Agent shall retain any distribution of funds or stock otherwise distributable hereunder which remains unclaimed or as to which the Disbursing Agent has not received documents required under Section 10.1 hereof. Thereafter, any unclaimed stock in Reorganized Debtor shall be canceled and any unclaimed funds resulting will be paid over to the Reorganized Debtor.


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                    11.0 ALLOWANCE AND ESTIMATION OF CLAIMS

11.1  CATEGORIZATION OF CLAIMS.

      A Claim shall be an Allowed Claim, an Estimated Claim, a Reserved-For Claim, or a Disallowed Claim, based on the following provisions.

      11.1.1 ALLOWED CLAIMS.

      A Claim shall be an Allowed Claim only if, and to the extent, the Claim has been Timely Submitted, Allowable, and Determined, in accordance with the following:

      Timely submission. A Claim shall be considered Timely Submitted if at least one of the following applies to such Claim:

            Listed.  The Claim is listed on the  Schedules,  and is not included
            within  a  Proof  of  Claim,   and  is  not  listed  as  contingent,
            unliquidated, or disputed;

            Proof of Claim. The Claim is reflected in a Proof of Claim filed by the Bar Date applicable to such Claim;


            Otherwise Timely Submitted. The Claim has been determined, by Final Order of the Bankruptcy Court, to be timely filed;


            Informal  Proof of Claim.  The Claim has been  determined,  by Final
            Order of the Bankruptcy Court, to be the subject of a timely "informal Proof of Claim";


            No Proof of Claim Required. The Claim has been determined, by Final Order of the Bankruptcy Court, to be deemed timely submitted, without a Proof of Claim.

      Allowable. A Claim shall be considered Allowable if at least one of the following applies to such Claim:

            No Objection. The Claim is Timely Submitted and is not the subject of a Timely Objection.



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            Sustained Claim. The Claim has been allowed,  after consideration of all Timely Objections, by Final Order of the Bankruptcy Court.

      Determined.   A  Claim,  and  the  amount  thereof,  shall  be  considered
      Determined if one of the following applies to such Claim:

            No Objection. The Claim is Timely Submitted and Allowable, and the amount thereof is not subject to a Timely Objection.

      Sustained Amount. The amount of the Claim has been determined, after consideration of all Timely Objections, by Final Order of the Bankruptcy Court.

      11.1.2 ESTIMATED CLAIMS.

      A Claim shall be an Estimated Claim if the Claim is not an Allowed Claim, and the Bankruptcy Court has entered a Final Order estimating the Claim for distribution purposes.

      11.1.3 DISALLOWED CLAIMS.

      A Claim shall be a Disallowed Claim if the Claim was not Timely Submitted, or has been disallowed by Final Order of the Bankruptcy Court.

      11.1.4 RESERVED-FOR CLAIMS.

      A Claim shall be a Reserved-For Claim if the Claim is not an Allowed Claim, an Estimated Claim, or a Disallowed Claim. Each Reserved-For Claim shall be considered, for purposes of establishing reserves therefor, to be in an amount equal to (i) the amount listed on the Schedules, if no proof of claim has been filed, or (ii) the amount listed on a proof of claim.

11.2  AGGREGATION OF MULTIPLE CLAIMS.

      Multiple proofs of claim within the same Class filed by one claimant, to the extent not duplicative, shall be aggregated and shall constitute a single Allowed Claim.


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11.3  OBJECTIONS AND BAR DATE FOR FILING OBJECTIONS

      Except as provided above, an objection to a Claim shall be a Timely Objection if filed with the Bankruptcy Court, and served upon the holder of such Claim pursuant to the Bankruptcy Code and Bankruptcy Rules, no later than ninety
(90) days after the Effective Date. The primary responsibility for objecting to claims shall be with the Reorganized Debtor.

11.4  SETTLEMENT OF CLAIMS

      Settlement of any objection to a Claim not exceeding $5,000 shall be permitted on the eleventh (11th) day after notice of the settlement has been provided to the Reorganized Debtor, and the Disbursing Agent, the settling party, and other persons specifically requesting such notice, and if on such date there is no written objection filed, such settlement shall be deemed approved. In the event of a written objection to the settlement, the settlement must be approved by the Bankruptcy Court on notice to the objecting party.

11.5  DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS.

      No distributions shall be made on account of a Disallowed Claim or a Reserved-For Claim.

11.6  PENALTIES AND FINES.

      Except as specifically provided by Final Order of the Bankruptcy Court, no distribution shall be made on account of, any fine, penalty, exemplary or punitive damages, late charges or other monetary charge relating to or arising from any default or breach by Debtor, and any claim on account thereof shall be treated hereunder as such and disallowed to the extent of such fine, penalty, exemplary or punitive damages, late charges or other default-related charge, whether or not an objection is filed to it.


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                      12.0 LEASES AND EXECUTORY CONTRACTS

      All leases and other executory contracts not assumed on or prior to the Effective Date shall be rejected as of the Effective Date, unless specific written notice of intent to assume is mailed or delivered to the lessor or other contracting party before the Effective Date. In the event of assumption, all pre-petition defaults will be cured on the Effective Date, or as soon thereafter as practicable.

                         13.0 RETENTION OF JURISDICTION

      The Bankruptcy Court will retain jurisdiction to insure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court will retain jurisdiction, until the Plan is fully consummated, for the following purposes:

      CLAIMS DETERMINATION. The classification, allowance, subordination and liquidation of the Claim of any creditor (including Administrative Claims) and the reexamination of Allowed Claims for purposes of determining acceptances at the time of Confirmation, and the determination of such objections as may be filed. The failure by the Trustee or the Reorganized Debtor to object to or to examine any Claim for the purpose of determining Plan acceptance, shall not be deemed to be a waiver of any right to object to or reexamine any Claim in whole or in part.

      ESTATE ASSETS. The determination of all questions and disputes regarding title to the assets of the Estate, and determination of all causes of action, controversies, disputes, or conflicts, known or unknown, whether or not subject to action pending as of the Confirmation Date, between Debtor and any other party, including but not limited to, Debtor's right to recover assets, avoid transfers, recover fraudulent transfers, offset claims, recover money or property from any party or return assets which were or are the property of the Estate pursuant to the provisions of the Bankruptcy Code.


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      EXECUTORY  CONTRACTS.  The  determination  of all matters  relating to the assumption, assignment, or rejection of executory contracts and unexpired leases, including claims for damages from the rejection of any executory contract or unexpired lease within such time as the Bankruptcy Court may direct.

      UNLIQUIDATED CLAIMS. The liquidation or estimation of damages or the determination of the manner and time for such liquidation or estimation in connection with any contingent, disputed, or unliquidated Claims.

      PLAN  CORRECTIONS.  The  correction  of  any  defect,  the  curing  of any omission, or the reconciliation of any inconsistency in the Plan, the Confirmation Order, or any and all documents executed or to be executed in connection therewith, as may be necessary to carry out the purposes and the intent of the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.

      PLAN MODIFICATIONS. The modification of the Plan after Confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code.

      ADVERSARY PROCEEDINGS. The adjudication of all claims, controversies, contested matters or adversary proceedings arising out of any purchases, sales, agreements or obligations made or undertaken by and between Debtor and any third party during the pendency of the Reorganization Cases.

      PLAN INTERPRETATION. The enforcement and interpretation of the terms and conditions of the Plan and the determination of all controversies and disputes that may arise in connection with the enforcement, interpretation or consummation of the Plan.

      DEADLINES. The shortening or extending, for cause, of the time fixed for doing any act or thing under the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.


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      DISCHARGE  INJUNCTIONS.  The entry of any  order,  including  injunctions, necessary to enforce the title, rights, and powers of the Reorganized Debtor, and to impose such limitations, restrictions, terms and conditions on such title, rights, and powers as the Bankruptcy Court may deem appropriate.

      CASE CLOSING. The entry of an order concluding and terminating these Reorganization Cases.


      ADDITIONAL MATTERS. The determination of such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code.

                         14.0 MODIFICATION OF THE PLAN

      In addition to the modification rights under ss. 1127 of the Bankruptcy Code, the Trustee may propose amendments to or modifications of this Plan at any time prior to entry of the Confirmation Order, with leave of the Bankruptcy Court, upon such notice as may be prescribed by the Court. After entry of the Confirmation Order, the Trustee may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of creditors, cure any omission, correct any defect, or reconcile any inconsistencies in the Plan, the Confirmation Order, or any and all documents executed or to be executed in accordance therewith, in such manner as may be necessary to carry out the purposes and intent of this Plan.

                          15.0 EFFECT OF CONFIRMATION

      15.1 DISCHARGE OF CLAIMS

      Except as otherwise provided in the Plan or the Confirmation Order, entry of the Confirmation Order acts as a discharge, effective as of the Effective Date, of any and all debts, obligations, liabilities and claims, whether contingent or otherwise, of Debtor that arose at any time before the Effective Date, including, but not limited to, all interests in the Debtor, and all principal and any and all interest accrued thereon, pursuant to ss. 1141(d)(1)


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of the  Bankruptcy  Code.  The discharge of Debtor shall be effective as to each
Claim, regardless of whether a proof of claim thereof was filed, whether or not the Claim is an Allowed Claim, or whether the holder thereof voted to accept the Plan.

15.2  VESTING OF ASSETS.

      Except as otherwise provided in the Plan or the Confirmation Order, entry of the Confirmation Order shall vest in the Reorganized Debtor, as of the Effective Date, all assets acquired pursuant to this Plan, free and clear of all liens, claims and encumbrances.

                               16.0 MISCELLANEOUS

16.1  NOTICES

      All notices, requests, or demands for payment provided for in the Plan shall be in writing and shall be deemed to have been given to the Trustee when personally delivered by hand, or deposited in any general or branch post office of the United States Postal Service, or received by telecopy. Notices, requests and demands for payment shall be addressed and sent postage prepaid or delivered to:

            Vern Schweigert
            Biltmore Associates
            1121 E. Missouri Street, Suite 100
            Phoenix, Arizona 85014


      With copies to:

            Osborn Maledon Attn: Alan Meda
            2929 N. Central Avenue, Suite 2100
            Phoenix, Arizona 85012-2794
            Email bked@omlaw_com


16.2  HEADINGS

      The headings used in the Plan are inserted for convenience only and shall not affect the interpretation of the Plan.


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16.3  TIME OF THE ESSENCE


      Time is of the essence in the interpretation and enforcement of this Plan. Without limiting the generality of such statement, the rights provided hereunder are intended to expire immediately upon the expiration of the period provided for herein, and are intended not to be extended under ss. 362 or ss. 105 of the Bankruptcy Code for any reason.

16.4  CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES

      The Trustee will request the Bankruptcy Court to confirm the Plan notwithstanding the rejection of the Plan by an impaired Class, pursuant to the provisions of ss. 1129(b) of the Bankruptcy Code.

      DATED this 30th day of October, 2001.



                                      By /s/ Vern Schweigert
                                         ---------------------------------------
                                         Vern Schewigert, Trustee

By /s/ Alan M. Meda
   --------------------------------------------
   Alan M. Meda
   Osborn Maledon
   2929 N. Central Avenue, Suite 2100
   Phoenix, Arizona 85012-2794

   Attorneys for Vern Schweigert, Trustee



TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB
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